                                                                   EXHIBIT 20.15

                            CAPITAL ONE MASTER TRUST

                  TRUST EXCESS SPREAD ANALYSIS - FEBRUARY 1998


Card Trust                                COMT 93-1      COMT 93-4    COMT 94-3    COMT 95-1    COMT 95-2*     COMT 95-3
Deal Size                                   $500MM        $700MM        $453MM       $900MM       $375MM        $1050MM
Expected Maturity:                         10/15/98       1/15/99      6/15/99      6/15/00      8/15/98        8/15/00
                                                                                                 (NON-US
                                                                                               TRANSACTION)
--------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                       21.79%        21.79%        21.79%       21.79%       21.79%        21.79%
       LESS:           (Wt Avg) Coupon      5.21%          6.15%        6.30%        6.06%        5.98%          6.02%
                       SVC Fees             1.90%          1.90%        1.90%        1.90%        1.90%          1.90%
                       Charge-Offs          7.15%          7.15%        7.15%        7.15%        7.15%          7.15%

Excess Spread:               Feb-02         7.53%          6.59%        6.44%        6.68%        6.76%          6.72%
                             Jan-02         5.28%          4.90%        4.74%        4.85%        4.92%          4.88%
                             Dec-01         2.60%          1.73%        1.56%        1.68%        1.75%          1.71%
3-Mo Avg Excess Spread                      5.14%          4.41%        4.25%        4.40%        4.48%          4.44%
--------------------------------------------------------------------------------------------------------------------------------

Delinquents:           30 to 59 days        2.34%          2.34%        2.34%        2.34%        2.34%          2.34%
                       60 to 89 days        1.47%          1.47%        1.47%        1.47%        1.47%          1.47%
                       90+ days             3.08%          3.08%        3.08%        3.08%        3.08%          3.08%

Monthly Payment Rate                        10.49%        10.49%        10.49%       10.49%       10.49%        10.49%


Card Trust                                COMT 95-4     COMT 96-1*    COMT 96-2    COMT 96-3    COMT 97-1*    COMT 97-2*
Deal Size                                   $750MM        $845MM        $750MM       $500MM       $608MM        $502MM
Expected Maturity:                         5/15/98        8/15/01      12/15/01     1/15/04      6/15/02        8/15/02
                                                          (NON-US                                (NON-US        (NON-US
                                                        TRANSACTION)                           TRANSACTION)   TRANSACTION)
--------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                       21.79%        21.79%        21.79%       21.79%       21.79%        21.79%
       LESS:           (Wt Avg) Coupon      5.65%          6.12%        6.11%        6.14%        6.26%          6.07%
                       SVC Fees             1.90%          1.40%        1.40%        1.40%        1.40%          1.40%
                       Charge-Offs          7.15%          7.15%        7.15%        7.15%        7.15%          7.15%

Excess Spread:               Feb-02         7.09%          7.12%        7.13%        7.10%        6.98%          7.17%
                             Jan-02         5.09%          5.10%        5.34%        5.30%        5.16%          5.15%
                             Dec-01         2.24%          2.32%        2.24%        2.21%        2.38%          2.37%
3-Mo Avg Excess Spread                      4.81%          4.85%        4.90%        4.87%        4.84%          4.90%
--------------------------------------------------------------------------------------------------------------------------------

Delinquents:           30 to 59 days        2.34%          2.34%        2.34%        2.34%        2.34%          2.34%
                       60 to 89 days        1.47%          1.47%        1.47%        1.47%        1.47%          1.47%
                       90+ days             3.08%          3.08%        3.08%        3.08%        3.08%          3.08%

Monthly Payment Rate                        10.49%        10.49%        10.49%       10.49%       10.49%        10.49%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:


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